QVC, Inc. and Subsidiaries	Exhibit 21.1

Entity Name	Domicile
QVC, Inc.	DE
DMS DE, Inc.	DE
NSTBC, Inc.	DE
Diamonique Canada Holdings, Inc.	DE
RQ Holdings Corp.	Nova Scotia
ER Development International, Inc.	PA
HSN, Inc.	DE
Home Shopping Network En Espanol, L.L.C.	DE
Home Shopping Network En Espanol, L.P.	DE
Home Shopping Network En Espanol, L.P.	DE
HSN Holding LLC	DE
HSNi, LLC	DE
Ingenious Designs LLC	DE
NLG Merger Corp.	DE
Ventana Television Holdings, Inc.	DE
Ventana Television Inc.	DE
Innovative Retailing, Inc.	DE
QHealth, Inc.	DE
QLocal, Inc.	DE
QVC Chesapeake, LLC	VA
QVC China Licensing, Inc.	DE
QVC Global DDGS, Inc.	DE
QVC India, Ltd.	DE
QVC Grundstücksverwaltungs GmbH	Germany
QVC Global Holdings I, Inc.	DE
Affiliate Investment, Inc.	DE
Affiliate Relations Holdings, Inc.	DE
Affiliate Distribution & Mktg., Inc.	DE
AMI 2, Inc.	DE
ER Marks, Inc.	DE
GC Marks, Inc.	DE
IC Marks, Inc.	DE
QC Marks, Inc.	DE
IM Experience, Inc.	PA
QVC China, Inc.	DE
QVC Delaware Holdings, Inc.	DE
QVC France Holdings, S.a.r.l.	Luxembourg
QVC Global Markets SARL	Luxembourg
QVC Global Corporate Holdings, LLC	DE
QVC GCH Company, LLC	DE

QVC International Holdings SARL	Luxembourg
QVC Germany I SARL	Luxembourg
QVC Handel S.a.r.l. & Co. KG	Germany
QVC Call Center GmbH & Co. KG	Germany
QVC Call Center Vërwaltungs-GmbH	Germany
QVC Delaware LLC	DE
QVC Realty LLC	DE
QVC eService LLC & Co. KG	Germany
QVC eDistribution Inc. & Co. KG	Germany
QVC Grundstücksverwaltungs GmbH	Germany
QVC Grundstücksverwaltungs GmbH	Germany
QVC UK Holdings Limited	UK
QVC Britain	UK
QVC UK	UK
QVC Japan, Inc.	Japan
QVC Satellite, Inc.	Japan
QVC Japan Services, LLC	DE
QVC UK	UK
QVC Iberia, S.L.	Spain
QVC Germany II SARL	Luxembourg
QVC Handel S.a.r.l. & Co. KG	Germany
QVC International Management GP S.a.r.l.	Luxembourg
QVC Suisse Holdings GmbH	Switzerland
QVC (Barbados) International Finance SRL	Barbados
Qurate Retail Group Global Business Services Sp. z.o.o.	Poland
QVC Suisse Finance GmbH	Switzerland
QVC SFPO SARL	Luxembourg
QVC Italy Holdings, LLC	DE
QVC Italia S.r.l.	Italy
QVC Vendor Development, Inc.	DE
Shopping Holdings, LLC	DE
QVC France SAS	France
QVC HK Holdings, LLC	DE
QVC China Holdings Limited	Hong Kong
QVC Trading (Shanghai) Co., Ltd.	China
QVC Trading (Shenzhen) Co., Ltd.	China
QVC Northeast, LLC	DE
QVC Ontario Holdings, LLC	DE
QVC Ontario, LLC	DE
QVC Rocky Mount, Inc.	NC
QVC San Antonio, LLC	TX
QVC Shop International, Inc.	DE

QVC St. Lucie, Inc.	FL
QVC Suffolk, LLC	MN